[* ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

LICENSE AGREEMENT

THIS LICENSE AGREEMENT, made effective as of the 1st day of May, 2009 (the “Effective Date”), is:

BETWEEN:
The National Research Council of Canada, having its principal office at M58, 1200 Montreal Road, Ottawa, Ontario, K1A 0R6, through its PLANT BIOTECHNOLOGY INSTITUTE (hereinafter “PBI”) with offices located at 110 Gymnasium Place, Saskatoon, Saskatchewan, S7N 0W9 Canada (hereinafter, collectively, “NRC”)

AND:	22nd Century Limited, LLC, having its principal office at 8201 Main Street, Suite 6, Williamsville, New York 14221, USA (hereinafter “22nd Century” or “Licensee”).

WHEREAS:

1.	NRC has developed certain information and intellectual property related to alkaloid biosynthesis in Nicotiana plants;

2.	22nd Century is interested in commercial applications of technologies for modifying Nicotiana plants;

3.
PBI has conducted additional research relating to alkaloid modifications of Nicotiana plants under the RESEARCH LICENSE AND OPTION AGREEMENT with effective date of May 1, 2007 using funds provided by 22nd Century, expecting that 22nd Century will have the exclusive right to commercialize the results of such research under license from NRC;

4.	22nd Century is interested in assisting NRC in the protection of certain NRC existing intellectual property rights and intellectual property resulting from the research;

5.	NRC is interested in having its technology further developed and commercialized by 22nd Century for the benefit of Canada;

6.
NRC granted to 22nd Century research licenses and options to licenses to Commercially Exploit the MPO Technology in the Field (“MPO License Option”) and Arising Intellectual Property in the Field (“Second License Option”); and

7.	22nd Century has exercised the MPO License Option and the Second License Option on May 5, 2009;

[* ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

NOW THEREFORE, the Parties agree as follows:

1.	Definitions

1.1	“Agent” means any employee, student, guest researcher, attorney, accountant, underwriter or consultant of a Party (as defined in Section 1.9) participating or involved in any aspect of this Agreement.

1.2	“Agreement” means this agreement entitled “LICENSE AGREEMENT,” which includes Attachment A and refers to the whole of this agreement, not to any particular section or portion thereof.

1.3
“Commercially Exploit” means (a) to use, reproduce and/or modify any Intellectual Property, (b) to grow, have grown, make, have made, manufacture, import, export, use, offer-to-sell, market, distribute, and sell articles embodying or made by use of any Intellectual Property, and/or (c) to license or sub-license the rights of (a) and (b) to do the same.

1.4	“Field” means all uses of Nicotiana plants and products produced therefrom.

1.5
“Intellectual Property” means any and all patents and patent applications, including without limitation all provisional applications, continuations-in-part, continuations, divisionals, reexamination and reissue applications, and corresponding foreign applications and patents copyrights, inventions, designs, methods, products, processes, specimens, plant varieties, Material (as defined in Section 1.12) and discoveries, whether or not legally protectable, know-how, show-how, trade secrets, data, compilations, research plans and priorities, computer models and related reports, and/or product ideas.

1.6
“Licensed Product” means any product or part thereof which: (a) is covered in whole or in part by an issued, unexpired claim or pending claim contained in the Patent Rights in the country in which any such product or part thereof is made, used or sold; and/or (b) uses a process, is grown, made or manufactured by using a process or is employed to practice a process which is covered in whole or in part by an issued, unexpired claim or pending claim contained in the Patent Rights in the country in which such product or part thereof is used or sold.

1.7
“Other Revenue” means all payments, and the value of other consideration, which the Licensee is to receive in relation to sub-licenses, other than royalties from Sales of Products or Services by the sub-licensee. This includes, without limitation, initial fees, milestone payments, bonuses, periodic fees, fees for consulting, fees for upgrades, dividends, and the value of goods, services, equity and options to acquire equity.

[* ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

1.8
“Patent Rights” means (a) the patent application(s) listed in Attachment A and any and all subsequent patent application(s) claiming priority to the foregoing patent applications, including without limitation non-provisional applications, continuations, continuations-in-part, international applications, foreign applications, divisionals, re-issues, and re-examinations, (b) any other patents and patent applications, present or future, assigned to or controlled by NRC covering essentially the same inventions or claiming priority to (a) and/or (b) above, and/or (c) any patents issuing from any of the foregoing patent applications.

1.9	“Party” or “Parties” means either NRC or 22nd Century, or both of them, as the case may be.

1.10	“Research License and Option Agreement” means the agreement with effective date of May 1, 2007 between NRC and 22nd Century.

1.11	“Territory” means the world.

1.12	“Material” means any plants, seeds, cell lines, strains, genes, DNA, nucleic acid sequences, genetically altered species, progeny and/or any other tangible biological materials.

1.13
“Sale” means any disposition of a Product, including renting, leasing, licensing, lending and bartering of a Product.  It also means any instance of providing Service.  It is considered to occur when a Product or Service is delivered or an invoice is issued, whichever occurs first.  A Sale exists irrespective of the collection of any debt (regardless of any accounting principle), but not if money received is refunded. “Sales”, “Sell” and “Sold” have corresponding meanings.

1.14	“Sales Revenue” means the gross price billed by the Licensee or sub-licensee on account of every Sale of a Licensed Product or Service (as defined in Section 1.17) less the following deductions:

 (a)      rebates granted and taken, except rebates granted wholly or partially in consideration of a third party’s agreement to purchase anything that is not a Licensed Product or Service;

(b)       trade, promotional, or bulk-purchase discounts, not exceeding amounts that are customary in the trade;

(c)       amounts repaid or credited by reason of rejections or returns of Licensed Products;

(d)       custom duties, excise taxes, sales taxes, value-added taxes, if separately stated and charged on an invoice; and

[* ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(e)       actual shipping and insurance costs in transporting Licensed Products to third parties if separately stated and charged on an invoice.

If Licensed Products or Services are bartered or gifted, or are disposed of through a transaction that is not at Arm’s Length, the Sales Revenue shall be calculated as above, using the average of the gross price billed by the Licensee in recent Sales of equivalent Licensed Products or Services, and if there are no such Sales, then it shall be deemed to be the fair market value.

If a Licensed Product is incorporated as part of another article, the Licensee shall price the product separately on an invoice. When a distinct price for a Licensed Product is not invoiced, or when the price stated is not a reasonable price, the Sales Revenue shall be calculated as above, using the average of gross price billed by the Licensee in recent Sales of equivalent Licensed Products, and if there are no such Sales, then the Sales Revenue for the Licensed Product shall be deemed to be the gross price billed for the Sale of the article multiplied by the ratio of the manufacturing cost of the Licensed Product to the manufacturing cost of the article. The Licensee shall be responsible for providing satisfactory evidence of manufacturing costs. This paragraph does not apply to Services.

1.15	“Arm’s Length” has the meaning as used for purposes of the Income Tax Act of Canada.

1.16
“Product” means anything (including equipment, system, device, component, chemical, molecule, database or software) that incorporates or embodies or is derived from any part of the NRC Technology (as defined in Section 1.18), including all modifications made by the Licensee or NRC, or that results from practicing or using the NRC Technology, and also any document that relates to the NRC Technology.

1.17
“Service” means any service to third parties that is provided by using any part of the NRC Technology (including all modifications made by the Licensee or NRC), or by using a Licensed Product, or that relates to a Licensed Product, including (without limiting the generality of the foregoing) customization, maintenance, installation, training, consulting, testing, operating, dissemination of advertising or publicity, production, packaging and distribution.

1.18
“NRC Technology” means NRC inventions (not necessarily patentable), trade secrets, know-how, software, designs, written works, samples, biological material, and technical information created by or on behalf of the Institute.

[* ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

2.	Duration

2.1
The term of the license granted in Section 5.1 of this Agreement is from the Effective Date until the date of expiration of the last to expire of the Patent Rights (“License Term”). Upon the expiration of the License Term, all licenses and all other rights granted to Licensee under this Agreement shall become fully paid up, non-exclusive and perpetual.

3.	Scope of Agreement

3.1.
This Agreement supersedes all prior communications, negotiations and agreements, written or oral, concerning the same subject matter between the Parties. No amendment or waiver of this Agreement is effective unless it is in writing and is signed by both Parties.

3.2.	The Parties agree that all obligations of NRC and 22nd Century under the Research License and Option Agreement have been met and satisfied.

3.3.
This Agreement and the attachments hereto define the responsibilities of the two Parties, a process for consultation, various policies with respect to research collaborations, and sharing of information and facilities.

4.	Warranty

4.1.	NRC and 22nd Century shall use commercially reasonable efforts to assure that their Agents have been informed of, and will comply with, the applicable terms and conditions of this Agreement.

4.2.
NRC represents and warrants that it is the sole and exclusive owner of the patent applications listed in Attachment A and has the right to grant to 22nd Century the exclusive rights set forth in this Agreement.

5.	License

5.1.
NRC grants to 22nd Century and 22nd Century accepts from NRC an exclusive, worldwide, royalty-bearing license, including the exclusive right to sub-license, to Commercially Exploit Intellectual Property covered by all or any part of the Patent Rights in the Field.

5.2.
NRC shall have the exclusive right to Commercially Exploit the Patent Rights (a) outside the Field granted to 22nd Century, (b) if the Agreement is terminated pursuant to Article 14, or (c) in the Field in countries where 22nd Century has chosen not to file patent applications pursuant to Article 8 and where there are pending patent applications or patents under the Patent Rights. NRC may exercise these rights without having to obtain 22nd Century’s consent.

[* ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

5.3.
Notwithstanding any rights granted to 22nd Century pursuant to Section 5.1 and Section 5.2 above, NRC reserves the right to use the Patent Rights solely for research purposes within NRC. Research purposes within NRC may include academic collaborations with publicly funded institutions, provided that NRC shall require that any academic collaborator agrees to (a) use the Patent Rights solely for research purposes, (b) not to use the Patent Rights in research that is subject to any consulting or licensing obligation to any third party without prior written approval of NRC, and (c) that NRC not grant any rights or permission with respect to any Intellectual Property that are licensed to 22nd Century without the prior written agreement of 22nd Century.

5.4.
NRC represents that none of its employees is aware of any patent application or patent which may be infringed by Patent Rights which may be licensed to 22nd Century under this Agreement. NRC does not warrant that NRC’s Intellectual Property, including subject matter licensed herein, does not infringe the rights of any third party under any present or future patent. It is the responsibility of 22nd Century to obtain any licenses from third parties needed by 22nd Century to Commercially Exploit NRC’s Intellectual Property licensed to 22nd Century under this Agreement.

5.5.
If NRC becomes aware of any potential infringement or violation of a third party’s patent or intellectual property, NRC shall notify 22nd Century and the Parties shall enter into discussion to determine the extent and validity of the infringement and validity of the third party’s patent or intellectual property.

6.	License Fee and Royalties

6.1.	In consideration for the LICENSE, 22nd Century agrees to pay to NRC, during the License Term, a non-refundable annual license fee according to the following schedule:

Upon Agreement being fully executed:	[*]

May 1, 2010:	[*]

January 1, 2011:	[*]

January 1, 2012:	[*]

January 1, 2013:	[*]

January 1, 2014:	[*]

January 1, 2015 to the end of the License Term	[*]

[* ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

The annual license fee will be credited against actual running royalties due in that year on [*].

6.2.	22nd Century agrees pay to NRC a running royalty of [*].

6.3.
If a sub-license is granted under this Agreement, the Licensee shall be responsible for paying NRC for [*] by the sub-licensee the same royalties that would be payable if [*] by the sub-licensee were [*] by the Licensee.

6.4.	The Licensee shall pay to NRC [*] as it is received by the Licensee.

7.	Reports and Records

7.1.
22nd Century must keep full, true and accurate books of accounts and other records containing all particulars necessary to properly ascertain and verify the amounts payable to NRC hereunder. These books of account must be kept at 22nd Century’s principal place of business for a minimum of five (5) years following the end of the calendar year to which they pertain.

7.2.
NRC shall have the right, from time to time and at reasonable times during normal business hours, through its authorized representatives, to examine the records of 22nd Century including, but not limited to, sales invoice registers, sales analysis reports, original invoices, inventory records, price lists, sublicense and distributor agreements, accounting general ledgers, and sales tax returns, in order to verify the calculation of any royalties payable under this Agreement. Such examination and verification shall not occur more than once in any calendar year. If any such examination and verification reveals an underpayment by 22nd Century to NRC of more than 5% for any quarter examined, 22nd Century shall immediately pay NRC the amount of such underpayment plus interest and shall reimburse NRC for all reasonable expenses incurred in the examination and verification of the records by an NRC authorized representative.

7.3.
Six months after the Effective Date, and semi-annually thereafter, 22nd Century shall provide to NRC progress reports detailing activities of 22nd Century relevant to Licensee’s Development and Commercialization Schedule.

7.4.
After the first commercial sale of a Licensed Product, and in addition to the reports required under Section 7.3, 22nd Century must render to NRC quarterly a written report setting forth royalties due by product and by country for the preceding calendar quarter. Each royalty report shall be accompanied by the payment of all royalties due for the preceding calendar quarter.

[* ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

8.	Patenting

8.1.	The Parties represent that, by law or contract, they will own their Agents’ interest in any inventions falling within the scope of this Agreement.

8.2.
Without prejudice to NRC's rights to the sole ownership, 22nd Century shall prepare, file, prosecute and maintain the Patent Rights in the Territory, in NRC’s name, and to the extent 22nd Century desires, including on a country-by-country basis, at 22nd Century’s sole and absolute discretion. 22nd Century shall control and be responsible for, using agents (patent counsels, patent attorneys or lawyers) of 22nd Century’s choice, and shall bear all fees, costs and expenses for, including filing, prosecution and maintenance fees, such patent work.

8.3.
22nd Century shall provide to NRC draft application filings and other documents far enough in advance of submission to the applicable patent office to allow NRC to comment, and shall incorporate any reasonable comments and recommendations with respect to such documents, including comments on claims and claim language, provided by NRC.

8.4.
22nd Century shall not abandon any patent application filed or issued patent in the Patent Rights without prior written notice to NRC. Such notice shall be given well in time for NRC to take actions necessary to maintain the subject patent application or patent at NRC’s own discretion and at NRC’s own expense.

8.5.
NRC shall have the right to file, at its own cost, for patent protection in the countries where 22nd Century has no interest in paying for or filing such protection for any of the Patent Rights. NRC shall notify 22nd Century of any such filings.

8.6.
Each Party will cooperate fully with the other Party in completing and filing patent applications, in supplying information for such applications, and in the preparation of necessary documents for filing assignments and for the prosecution of patent applications for any of the Patent Rights. The Parties will keep each other informed of all patent decisions and prosecution activities for the Patent Rights.

9.	Confidentiality

9.1.
“Confidential Information” means any confidential or proprietary information, either of a business or technical nature, disclosed by the disclosing Party to the receiving Party in writing and designated as confidential or, if disclosed orally, identified as confidential at the time of disclosure and confirmed in writing and designated as confidential within sixty (60) of such disclosure. If not so designated, such information shall not be considered Confidential Information under this Agreement.

[* ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

9.2.
Except as otherwise provided herein, for a period of ten (10) years following the date of disclosure of Confidential Information, the receiving Party agrees to use the Confidential Information only for purposes of this Agreement and further agrees that it will not disclose, publish, or allow any third party access to such Confidential Information, or the contents of this Agreement, without the disclosing Party’s prior written consent. Notwithstanding this Section 9.2, a Party may disclose this Agreement to potential business partner(s), however such party shall assure that such business partner(s) is required to adhere to the obligations of confidentiality under this Agreement.

9.3.
Notwithstanding Section 9.2, a Party shall have the right to provide Confidential Information received hereunder to Agents that need to know Confidential Information for the purposes of this Agreement and who are subject to a contractual duty of confidentiality no less onerous than that found in this Agreement. Such party shall assure that any Agent, receiving Confidential Information of the other Party is required to adhere to the obligations of confidentiality under this Agreement.

9.4.	The obligations of confidentiality and restricted use in this Article 9 shall not apply to:

9.4.1.	information which is or becomes publicly available or published through no act of the receiving Party in violation of this Agreement;

9.4.2.	information learned from a third party entitled to disclose it;

9.4.3.	information already known to the receiving Party before receipt from disclosing Party, as shown by receiving Party’s prior written records;

9.4.4.	information for which receiving Party obtains the disclosing Party’s prior written permission to publish;

9.4.5.	information required to be disclosed by operation of law or court order; or

9.4.6.	information which is independently developed by the receiving Party’s personnel without reliance on the disclosing Party’s Confidential Information.

9.5.
The receiving Party shall take reasonable efforts to prevent the inadvertent, accidental, unauthorized or mistaken disclosure by its employees of Confidential Information disclosed under this Agreement.

[* ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

9.6.
PBI has obligations under the Access to Information Act, and considers Confidential Information of the type covered by this Agreement to be covered by Section 20 of that Act, which is not affected by this Agreement.

10.	Indemnification

10.1
NRC rejects all liability and responsibility relating to the consequences of using the Products or providing Services. The Licensee shall indemnify and  hold harmless NRC, its employees and agents from and against, and be responsible for:

10.1.1
all claims, demands, losses, damages, costs including solicitor and client costs, actions, suits or proceedings brought by any third party, that are in any manner based upon, arising out of, related to, occasioned by, or attributable to:

10.1.1.1	the manufacturing, distribution, shipment, offering for Sale, Sale, or use of Products, Services or the NRC Technology; and

10.1.1.2	product liability and infringement of intellectual property rights other than copyright, if any, licensed hereunder;

10.1.2	other costs, including extra-judicial costs, of NRC defending any such action or proceeding, which NRC shall have the right to defend with counsel of its choice.

10.2	This clause shall survive expiration or termination of this Agreement.

11.	Dispute Resolution

11.1.
The Parties shall attempt to resolve any dispute between them arising out of this Agreement (“Dispute”) through amicable consultation based on the principles of mutual benefit, equality, cooperation and trust. Accordingly, a Party shall not commence arbitration about a Dispute unless it has complied with this paragraph.

11.2.	A Party claiming that a Dispute has arisen shall summarize the dispute in writing to the other Party to the Dispute, giving details and notification of the Dispute pursuant to Article 15.

11.3.
On receipt of a notification as per Section 11.2, each Party shall negotiate in good faith to resolve the Dispute and, if necessary, involve the Chief Executive Officers or other senior officers of the Parties directly in those negotiations.

[* ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

11.4.
If the Parties are unable to resolve the Dispute within ninety (90) calendar days from the date of delivery of the notification as per Section 11.2, then the Dispute shall be referred for resolution pursuant to Section 11.5 by a written submission signed by any one of the Parties to the Dispute.

11.5.	The arbitration shall be conducted in the English language pursuant to the Commercial Arbitration Act of Canada and the Rules on Arbitration of the International Chamber of Commerce.

11.6.	The arbitration hearing shall be held in Saskatoon, Saskatchewan.

11.7.	The Parties will bear their own costs, and will share equally the charges of the arbitrator.

12.	Diligent Exploitation

12.1
The license granted by this Agreement is subject to diligent development and exploitation of the rights granted to the Licensee, in a manner likely to satisfy the potential demand for the Licensed Products in relation to all reasonable applications within the Field. If NRC suspects a lack of diligence, NRC will give written notice to the Licensee including recommendations on how to rectify any alleged lack of diligence on a country-by-country basis, inviting the Licensee to explain to the satisfaction of NRC, in writing within six (6) months from such written notice, why the level of development or exploitation should be considered satisfactory and what remedies, if any, Licensee plans to have implemented. Diligence will be judged without regard to royalties or the annual license fee paid. NRC reserves the right to conclude a lack of diligence after having studied Licensee’s written response, including any remedies taken since NRC’s written notice.

12.2	In accordance with Section 12.1 and on a country-by-country basis, when NRC concludes such lack of diligence, NRC has the right to [*]:

12.2.1	[*];

12.2.2	[*]; or

12.2.3	[*].

12.3	Any recourse taken by NRC pursuant to Section 12.1 or Section 12.2 shall be subject to the dispute resolution provisions of Article 11.

12.4	NRC shall not exercise rights under this Article 12 before January 1, 2015, but NRC’s demand for justification can be made earlier.

12.5	The procedure for challenging diligence, and the consequences, may be invoked more than once, but not more than once over a two-year period.

[* ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

13.	Use of NRC’s Name

13.1
Prior to any public disclosure by Licensee containing references to NRC, such as sales literature or press releases, Licensee shall provide NRC with a draft of the Licensee’s proposed public disclosure for NRC’s prior written approval before any such public disclosure by Licensee is made.

13.2
NRC reserves the right, in its sole discretion, to control any unauthorized public use of its name and may notify the Licensee that it must immediately cease any such use of the name, including any abbreviations, words, or images that imply an association with NRC. Upon receipt of such notification, the Licensee must use its best efforts to withdraw from circulation any written material that represents an unauthorized use.

14.	Termination

14.1	22nd Century may terminate this Agreement, for any reason, at any time, upon sixty (60) days’ written notice to NRC. Such termination is termination without cause.

14.2
In the event that a Party defaults or breaches any of the provisions of this Agreement with respect to the terms of the Agreement, the other Party may terminate this Agreement by giving written notice to the defaulting Party. However, if the defaulting Party cures the breach within sixty (60) days after receipt of such notice, this Agreement shall continue in full force and effect. Such termination is termination for cause.

14.3
This Agreement, at the option of NRC, may be terminated forthwith by NRC if 22nd Century ceases operations, becomes bankrupt, or insolvent, or has a receiver appointed to continue its operations, or passes a resolution for winding up, or takes the benefit of any statute relating to bankrupt or insolvent debtors or the orderly payment of debts. This is also considered as termination for cause.

14.4	Termination of this Agreement does not terminate the confidentiality obligations of either Party under this Agreement.

14.5	In the event either Party files for arbitration regarding a Dispute pursuant to Article 11, any termination of the License Agreement under this Article 14 shall be stayed.

15.	Communication

15.1	Communication and notices relevant to this Agreement shall be sent by facsimile and registered mail or courier with tracking number, addressed to:

[* ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Joseph Pandolfino, President
22nd Century Limited, LLC
8201 Main Street, Suite 6
Williamsville NY  14221
USA
Telephone: 716-270-1523
Facsimile: 716-877-3064

Jerome Konecsni, Director General
NRC-PBI
110 Gymnasium Place
Saskatoon, SK S7N 0W9
Canada
Telephone: 306-975-5575
Facsimile: 306-975-4839

or any other address that a Party may designate for itself and gives written notice to the other Party.

16.	Mutual Assistance

16.1	The Parties will at all times act in good faith in fulfilling their obligations as per this Agreement according to the true intent and meaning of the Agreement.

16.2	This Agreement may be modified at any time by the mutual written consent of both Parties.

17.	Assignment

17.1
This Agreement is personal to the Parties, so that no assignment to a Party is valid except by written consent of all Parties, such written consent not to be unreasonably withheld or delayed; provided, however, that this limitation on assignment shall not apply to any assignment to an affiliate.

18.	Force Majeure

18.1
Either party’s delay or failure to perform this Agreement, in whole or in part, if it is resulting from any cause beyond such party’s control (“Force Majeure”), shall not be deemed a breach of this Agreement, and such party shall not be liable for the same. For the purposes of this Agreement, the Force Majeure include, without limitation, Acts of God or natural disasters; acts or omissions by any government; rules, regulations or orders by any government’s agencies, officials, authorities, representatives or minions; fires, storms, floods, earthquakes, accidents; actions by reactionary forces; wars, riots, insurrections, disturbances, invasions; strikes, lockouts; and oil crises. The party affected by any Force Majeure shall notify the other party in writing of the occurrence as soon as is practical and shall again notify the other party within ten (10) days after the major effects of such occurrence have ended, respectively; provided, however, that if any such notification is prevented by any Force Majeure, such notification shall be given as soon as practicably possible.

[* ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

19.	Governing Law

19.1	This Agreement shall be governed and interpreted in accordance with the law in the Province of Saskatchewan.

This License Agreement has been executed, in duplicate, by a duly authorized representative of each Party and shall be effective on the Effective Date.

22nd CENTURY LIMITED, LLC

Witness	Joseph Pandolfino, President

NATIONAL RESEARCH COUNCIL OF CANADA

Witness	Jerome Konecsni, Director General

[* ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Attachment A

Patent Applications Included in
Patent Rights

1. United States provisional patent application No. 60/814,542 entitled “Nucleic
Acid Sequences and Their Use in Modifying Alkaloid Production in Plants,” filed on June 19, 2006

2. United States provisional patent application No. 60/901,654 entitled “Methods of Modifying Alkaloid Production in Plants,” filed February 16, 2007

3. International patent application PCT/IB2007/003550 entitled “Nucleic Acid Encoding N-methylputrescine Oxidase and Uses Thereof,” filed June 19, 2007

4. United States provisional patent application No. 60/924675 entitled “Nucleic Acid Sequences Encoding Transcription Factors Regulating Alkaloid Biosynthesis and Their Use in Modifying Plant Metabolism,” filed May 25, 2007

5. International patent application PCT/IB2008/003131 entitled “Nucleic Acid Sequences Encoding Transcription Factors Regulating Alkaloid Biosynthesis and Their Use in Modifying Plant Metabolism,” filed May 23, 2008